Exhibit (b)(2)

MTY FOOD GROUP INC.

as Borrower

- and -

THE TORONTO-DOMINION BANK

as Administrative Agent

- and -

THE FINANCIAL INSTITUTIONS IDENTIFIED

ON THE SIGNATURE PAGES HERETO

as Revolving Lenders

- and -

TD SECURITIES

as Sole Lead Arranger and Bookrunner

- and -

THE TORONTO-DOMINION BANK

BANK OF MONTREAL

NATIONAL BANK OF CANADA

THE BANK OF NOVA SCOTIA

as Co-Syndication Agents

- and -

BANK OF MONTREAL

NATIONAL BANK OF CANADA

THE BANK OF NOVA SCOTIA

as Co-Documentation Agents

FIRST AMENDING AGREEMENT TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Bearing the formal date of

June 27, 2018

OSLER, HOSKIN & HARCOURT LLP

FIRST AMENDING AGREEMENT TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDING AGREEMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT bearing the formal date of June 27, 2018 is made among MTY FOOD GROUP INC., as Borrower, THE TORONTO-DOMINION BANK, as Agent, the financial institutions identified on the signature pages hereto, as Revolving Lenders, and TD SECURITIES, as Sole Lead Arranger and Bookrunner (the “First Amending Agreement”).

WHEREAS the Borrower, the Agent, the financial institutions identified on the signature pages thereto, as lenders, TD Securities, as sole lead arranger and bookrunner, and Bank of Montreal, National Bank of Canada and The Bank of Nova Scotia, as co-documentation agents have entered into and executed an amended and restated credit agreement dated as of August 29, 2017 (the “Credit Agreement”).

WHEREAS, the parties to the Credit Agreement wish to amend certain provisions thereof as follows, without any novation whatsoever.

NOW THE PARTIES HAVE AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1	First Amending Agreement

This First Amending Agreement is declared to be supplemental to the Credit Agreement and is to form part thereof and shall have the same effect as though incorporated in the Credit Agreement. All provisions of the Credit Agreement, except only insofar as may be inconsistent with the express provisions of this Agreement, shall apply to and have effect in connection with this First Amending Agreement.

1.2	Definitions

Unless otherwise defined or unless there is something in the subject matter or the context inconsistent herewith, the capitalised words and expressions used in this Agreement, or in any agreement or document supplemental or ancillary hereto shall have the respective meaning ascribed thereto in the Credit Agreement.

1.3	Headings

The division of this First Amending Agreement into Articles, Sections, subsections, paragraphs and subparagraphs and the insertion of titles are for convenience of reference only and do not affect the meaning or the interpretation of this First Amending Agreement.

1.4	Preamble

The preamble of this First Amending Agreement shall form an integral part hereof as if at length recited herein.

1.5	Governing Law

This Agreement and the interpretation and enforcement thereof shall be governed by and construed in accordance with the laws of the Province of Québec and the federal laws of Canada applicable therein.

1.6	Submission to Jurisdiction

Each Loan Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province of Québec, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this First Amending Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this First Amending Agreement or in any other Loan Document shall affect any right that the Agent or any Revolving Lender may otherwise have to bring any action or proceeding relating to this First Amending Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

1.7	Waiver of Venue

Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this First Amending Agreement or any other Loan Document in any court referred to in Section 1.6. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

1.8	References to this Agreement

The expressions “hereto” or “hereunder” or “hereof” or “herein” or “this Agreement” refer to this First Amending Agreement.

2.	AMENDMENTS TO THE CREDIT AGREEMENT

The Credit Agreement is hereby amended, without any novation whatsoever and with effect as of the Effective Date (as defined below), as follows:

2.1	by deleting the definition of Consolidated Debt in Section 1.1 of the Credit Agreement in its entirety and by replacing it with the following:

““Consolidated Debt” means at any time, the total Debt of the Borrower and its Subsidiaries at such time, including the amount of any required cash payment in respect of pension deficit obligations for the relevant period, as applicable, determined on a consolidated basis in accordance with GAAP less an amount of Cash Equivalents not to exceed $xxx in the aggregate and only to the extent that such Cash Equivalents are (i) owned by the Borrower or any Loan Party and (ii) repatriable, not held in escrow and deposited with a Revolving Lender.”;

2.2	by deleting the definition of Fixed Charge Coverage Ratio in Section 1.1 of the Credit Agreement in its entirety;

2.3	by deleting the definition of Revolving Credit Commitment in Section 1.1 of the Credit Agreement in its entirety and by replacing it with the following:

““Revolving Credit Commitment” means, as of the date of effectiveness of the First Amending Agreement, $500,000,000 or such lesser amount as may be available following a reduction of the Revolving Lender’s Revolving Credit Commitment of any Revolving Lender.”;

2.4	by deleting item (j) of the definition of Permitted Liens in Section 1.1 of the Credit Agreement in its entirety and by replacing it with the following:

“(j) Liens securing Debt under Capital Lease Obligations and Purchase Money Obligations and (ii) Liens, not otherwise permitted under the other subsections of this definition, securing Debt, which in the aggregate do not exceed an amount equal to 5% of the Shareholders’ Equity”;

2.5	by deleting item (m) of the definition of Permitted Liens in Section 1.1 of the Credit Agreement in its entirety and by replacing it with the following:

“Intentionally Deleted;”;

2.6	by adding, in the proper alphabetical order, the following definitions in Section 1.1 of the Credit Agreement:

““EBITDAR” means, in respect of any twelve-month period ending at any given date, EBITDA plus net rent expenses.”;

““Interest and Rent Coverage Ratio” means, in respect of any period, for the Borrower, on a consolidated basis, the ratio calculated as EBITDAR divided by the sum of Consolidated Interest Expense paid in cash and net rent expenses; provided, however, that:

(a)

further to any Acquisition permitted hereunder, for the purposes of calculating the Interest and Rent Coverage Ratio for the relevant period, net rent expenses and Consolidated Interest Expense paid in cash shall be calculated on an annualized pro forma basis taking into account such Acquisition; and

(b)

further to any Disposition permitted hereunder, for the purposes of calculating the Interest and Rent Coverage Ratio for the relevant period, net rent expenses and Consolidated Interest Expense paid in cash shall be calculated on an annualized pro forma basis taking into account such Disposition.”;

“ “Shareholders’ Equity” means, with respect to the Borrower on a consolidated basis, the value of shareholders’ equity less any equity attributable to any non-controlling interest, the whole as determined in accordance with GAAP and reflected in the financial statements of the Borrower.”;

“ “Tangible Assets” means, with respect to the Borrower, on a consolidated basis, the value of the tangible assets of the Borrower, calculated as the total assets of the Borrower less intangible assets and goodwill, the whole as determined in accordance with GAAP and reflected in the most recently published financial statements of the Borrower.”;

2.7	by deleting the reference to “$xxx” in Section 2.6(1) of the Credit Agreement and by replacing it with “an amount equal to xx% of Tangible Assets”;

2.8	by deleting the reference to “$xxx” in Section 2.6(2) of the Credit Agreement and by replacing it with “an amount equal to xx% of Tangible Assets”;

2.9	by deleting the reference to “$75,000,000” in Section 2.13(1) of the Credit Agreement and by replacing it with “$150,000,000”;

2.10	by deleting Section 6.5 of the Credit Agreement in its entirety and by replacing it with the following:

“Notwithstanding any other term of this Agreement, the Borrower will cause each Person that is or becomes a Subsidiary of the Borrower and that is required to become a Guarantor pursuant to the provisions of this Agreement or in order to ensure compliance with the provisions of this Agreement, as soon as possible after the date of effectiveness hereof using reasonable commercial efforts, but in any event within 180 days from the date on which such Subsidiary is required to become a Guarantor pursuant to the provisions of this Agreement or in order to ensure compliance with the provisions of this Agreement, to execute and deliver to the Revolving Lender a Guarantee and Security Documents similar to those delivered by the other Guarantors, in a form and substance satisfactory to the Revolving Lender, together with such legal opinions and other supporting documents as the Revolving Lenders may reasonably require.”;

2.11	by deleting the reference to “Credit Party” in Section 8.1(31) of the Credit Agreement and by replacing it with “Loan Party”;

2.12	by deleting Section 9.1(11)(f) of the Credit Agreement in its entirety and by replacing it with the following:

“In the case of loss under any property insurance where the proceeds to be received are in excess of an amount equal to xx% of Tangible Assets, to immediately advise the Agent of any such loss. The Borrower shall ensure that it and its Subsidiaries make, settle and adjust claims and that all proceeds of insurance are paid. After the occurrence of an

Event of Default that is continuing, in all cases the Agent shall collect the insurance proceeds and such proceeds may, in the discretion of the Agent, serve to reduce the indebtedness of the Borrower secured hereunder, or be imputed as provided herein.”;

2.13	by deleting Section 9.2(1) of the Credit Agreement in its entirety and by replacing it with the following:

“Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than (i) Debt hereunder and under the Loan Documents, (ii) unsecured Debt between the Borrower and a Loan Party or between Loan Parties or unsecured Debt owing by any Loan Party to a Subsidiary which is not a Loan Party only to the extent such unsecured Debt is subordinated and postponed on terms acceptable to the Agent, (iii) Capital Lease Obligations, Purchase Money Obligations and other Debt not mentioned in this Section 9.2(1) secured by Permitted Liens, in an amount, in the aggregate at any time, not exceeding an amount equal to xx% of the Shareholders’ Equity, (iv) Subordinated Debt in a principal amount not exceeding $xx, (v) unsecured balance of sales and/or holdbacks in respect of any Acquisition, (vi) non-interest bearing contract cancellation fees in an aggregate principal amount not exceeding U.S.$xx, and (vii) unsecured Debt in an aggregate principal amount not exceeding U.S.$xx.”;

2.14	by deleting the reference to “$xxx” in Section 9.2(9)(iii) of the Credit Agreement and by replacing it with “xx% of Tangible Assets”;

2.15

by deleting the reference to “$xxx” in Section 9.2(21) of the Credit Agreement and by replacing it with “an amount equal to 15% of the Borrower’s total inventory, on a consolidated basis and as reflected in the most recently published financial statements of the Borrower”;

2.16	by deleting Section 9.3(1)(b) of the Credit Agreement in its entirety and by replacing it with the following:

“As of 24 months after the Closing Date:

(i) less than or equal to xx:xx following the consummation of one or more Acquisitions, the cumulative consideration paid in respect of which Acquisition or Acquisitions exceed $xxx, determined on the basis of the last four completed fiscal quarters of the Loan Parties, as advised in writing by the Borrower to the Agent at least 10 Business Days prior to the consummation of the Acquisition pursuant to which the above consideration threshold is met and subject to the Borrower providing to the Agent at such time revised pro forma projections in respect of all the above mentioned Acquisitions showing compliance with all financial covenants up to the Maturity Date, for a nine month period starting as of the first day of the Financial Quarter of the Borrower in which such last relevant Acquisition is consummated and the following two Financial Quarters, as determined on the basis of the last four completed fiscal quarters of the Loan Parties;

(ii) less than or equal to xx:xx after the expiry of the nine month period referred to in Section 9.3(1)(b)(i) above, for a further nine month period thereafter; and

(iii) less than or equal to that provided for the relevant period in Section 9.3(1)(a) above after the expiry of such 18 month period;”;

2.17	by deleting Section 9.3(2) of the Credit Agreement in its entirety and by replacing it with the following:

“Maintenance of Interest and Rent Coverage Ratio. Maintain a minimum Interest and Rent Coverage Ratio of xx:xx at all times.”;

2.18	by deleting the reference to “$xxx” in Sections 10.1(7) and 10.1(8) of the Credit Agreement and by replacing it with “$xxx”;

2.19	by deleting the reference to “$xxx” in Section 10.1(10) of the Credit Agreement and by replacing it with “$xxx”;

2.20	by replacing Schedule 1.1 (Guarantors) of the Credit Agreement in its entirety and by replacing it with Schedule 1.1 attached hereto in Appendix I to this First Amending Agreement;

2.21

by replacing Schedule 6 (Applicable Margin and Applicable Standby Fee Rate) of the Credit Agreement in its entirety and by replacing it with Schedule 6 attached hereto in Appendix II to this First Amending Agreement;

2.22	by replacing Schedule 8 (Form of Compliance Certificate) of the Credit Agreement in its entirety and by replacing it with Schedule 8 attached hereto in Appendix III to this First Amending Agreement;

2.23	by replacing Schedule 8.1(1) (Existence and Standing) of the Credit Agreement in its entirety and by replacing it with Schedule 8.1(1) attached hereto in Appendix IV to this First Amending Agreement;

2.24	by replacing Schedule 8.1(9) (Subsidiaries) of the Credit Agreement in its entirety and by replacing it with Schedule 8.1(9) attached hereto in Appendix V to this First Amending Agreement;

2.25	by replacing Schedule 8.1(10) (Real Property—Owned) of the Credit Agreement in its entirety and by replacing it with Schedule 8.1(10) attached hereto in Appendix VI to this First Amending Agreement;

2.26

by replacing Schedule 8.1(23) (Intellectual Property) of the Credit Agreement in its entirety and by replacing it with Schedule 8.1(23) attached hereto in Appendix VII to this First Amending Agreement;

2.27	by replacing Schedule 8.1(28) (Corporate Structure) of the Credit Agreement in its entirety and by replacing it with Schedule 8.1(28) attached hereto in Appendix VIII to this First Amending Agreement;

2.28	by replacing Schedule 8.1(29) (Debt) of the Credit Agreement in its entirety and by replacing it with Schedule 8.1(29) attached hereto in Appendix IX to this First Amending Agreement;

2.29

by replacing Schedule 8.1(30) (Deposit and Disbursement Accounts) of the Credit Agreement in its entirety and by replacing it with Schedule 8.1(30) attached hereto in Appendix X to this First Amending Agreement; and

2.30

by replacing Schedule 9 (Revolving Lender’s Revolving Credit Commitments) of the Credit Agreement in its entirety and by replacing it with Schedule 9 attached hereto in Appendix XI to this First Amending Agreement.

3.	CONDITIONS PRECEDENT

Notwithstanding the execution of this First Amending Agreement, the provisions hereof shall not come into effect until the following conditions precedent shall have been met to the satisfaction of the Agent on or prior to June 30, 2018 (or such later date determined by the Borrower, the Agent and the Revolving Lenders) or, as the case may be, waived by the Agent and the Revolving Lenders (the “Effective Date”).

CORPORATE MATTERS

3.1	The Agent shall have received counterparty signature pages to this First Amending Agreement from the Borrower, the Guarantors and the Revolving Lenders.

3.2

The Agent shall have received (with sufficient quantities for each Revolving Lender) a certified copy of (i) (A) in respect of the Borrower, if applicable, and each Guarantor whose charter documents (including any declaration of trust) and by-laws (or the equivalent) have changed or otherwise been amended since August 29, 2017, the charter documents (including any declaration of trust) and by-laws (or the equivalent) of the Borrower and such Guarantor and (B) in respect of the Borrower, if applicable, and each Guarantor whose charter documents (including any declaration of trust) and by-laws (or the equivalent) have not changed or otherwise been amended since August 29, 2017, a confirmation from the Borrower and such Guarantor to this effect; (ii) the resolutions of the board of directors (or the equivalent) or of the shareholders, as the case may be, of the Borrower and each Guarantor approving the increase of the Revolving Credit Commitments, the other matters contemplated by this First Amending Agreement and the completion of all of the transactions contemplated hereunder; and (iii) all other instruments evidencing necessary corporate action of the Borrower and each Guarantor and of any required Authorization with respect to such matters.

3.3	The Agent shall have received (with sufficient quantities for each Revolving Lender) a certificate of the secretary or an assistant secretary (or the equivalent) of the Borrower and each Guarantor certifying the names and true signatures of its officers or managers, as applicable, authorized to sign this First Amending Agreement.

3.4

The Agent shall have received (with sufficient quantities for each Revolving Lender) a certificate of status, compliance, good standing or like certificate with respect to the Borrower and each Guarantor issued by the appropriate government official in the jurisdiction of its incorporation.

3.5	The Agent shall have received such other certificates and documentation as the Agent may reasonably request to give effect to the terms hereof.

FEES, EXPENSES AND COSTS

3.6

Each of the Revolving Lenders shall have received the entire amount of the fee provided for in the request for consent made by the Borrower on May 24, 2018 in connection with this First Amending Agreement and the Agent shall have received evidence of the payment of all reasonable invoiced fees and expenses contemplated herein, to the extent then owing, including payment of the fees and disbursements of the Agent’s and Revolving Lenders’ legal counsel incurred in connection with the preparation and negotiation of this First Amending Agreement, up to and including the date of effectiveness thereof.

COMPLIANCE

3.7

The Agent shall have received a certificate of a senior officer of the Borrower certifying, inter alia, (i) that all of the representations and warranties contained in the Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date of effectiveness of this First Amending Agreement as though made on and as of such date, (ii) that no Default or Event of Default shall have occurred and be continuing, and (iii) the absence of any Material Adverse Effect since November 30, 2017.

LEGAL OPINION

3.8

The Agent, the Revolving Lenders and the Revolving Lenders’ legal counsel shall have received, in form and substance satisfactory to them, the favourable opinions of legal counsel to the Borrower and the Guarantors, addressed to the Revolving Lenders, the Agent and the Revolving Lenders’ legal counsel, covering, inter alia, (i) the existence, corporate power and capacity of the Borrower and the Guarantors, (ii) the corporate authorization of the Borrower and the Guarantors to execute this Agreement or the confirmation of U.S. Guarantee and Security Agreement, as applicable, and to perform each of the obligations contained herein, therein or incidental hereto, and (iii) the legality, validity, binding effect and enforceability against the Borrower and the Guarantors of each Loan Document to which each is a party and as to such other matters as the Revolving Lenders may reasonably require, it being understood that no such legal opinions are required for the States of Colorado and Oregon.

3.9

The Revolving Lenders shall have received the favourable opinions of legal counsel to the Revolving Lenders as to the validity, binding effect and enforceability as against the Borrower and the Guarantors, as the case may be, of this First Amending Agreement and as to such other matters as the Revolving Lenders may reasonably require.

4.	MISCELLANEOUS

4.1	All of the other provisions of the Credit Agreement remain unchanged.

4.2

This First Amending Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute the one and same instrument.

4.3

This First Amending Agreement, upon its becoming effective, replaces and supersedes any and all written or verbal agreements, understandings and undertakings between the Agent, the Lenders and the Borrower in connection therewith.

4.4

The parties hereto agree that the amendments to the Credit Agreement as well as the entering into and execution of this First Amending Agreement shall not constitute any novation whatsoever and that the Security shall continue to be in full force and effect and to apply to the Credit Agreement, as amended hereby.

(Signatures on following pages)

IN WITNESS WHEREOF, the parties hereto have signed this First Amending Agreement as of the date hereinabove mentioned.

MTY FOOD GROUP INC.

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Chief Financial Officer

Address for Notice:
8150 Transcanada Highway
Suite 200
Montréal, Québec
H4S 1M5

Attention:	Chief Financial Officer
Fax:	(514) 336-9222
Email:	eric@mtygroup.com

with a copy to:
DLA Piper (Canada) LLP
Suite 2800, Park Place
666 Burrard St
Vancouver, British Columbia
V6C 2Z7

Attention:	Douglas Shields
Fax:	(604) 687-1612
Email:	doug.shields@dlapiper.com

Signature Page to First Amending Agreement to the Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the Guarantors (other than those incorporated under the laws of the United States of America) hereby intervene to this First Amending Agreement and hereby (i) acknowledge having taken cognizance of the amendments to the Credit Agreement provided for herein including, without limitation, the increase of the Revolving Credit Commitments, (ii) confirm that their obligations and the liens created under the Security are in all respects continuing and in full force and effect and (iii) confirm that all references any agreement or document relating to the Credit Agreement shall be deemed to refer without further amendment to the Credit Agreement, as amended hereby.

MTY TIKI MING ENTERPRISES INC.

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Chief Financial Officer

8825726 CANADA INC.

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Chief Financial Officer

M.T.Y. DAIRY BARS INC.

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Chief Financial Officer

FONTAINE SANTÉ CANADA INC.

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Chief Financial Officer

Signature Page to First Amending Agreement to the Amended and Restated Credit Agreement

9316-4978 QUÉBEC INC.

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Chief Financial Officer

KAHALA BRANDS CANADA INC.,

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Chief Financial Officer

IMVESCOR RESTAURANT GROUP INC.

By:	/s/ Eric Lefebvre
Name: Eric Lefebvre
Title: Chief Financial Officer

Signature Page to First Amending Agreement to the Amended and Restated Credit Agreement

113 LUXEMBOURG
Société à responsabilité limitée
Registered office: 6C, rue Gabriel Lippmann
L-5365 Munsbach
Grand-Duchy of Luxembourg
R.C.S. Luxembourg: B 207.267

By:	/s/ Eric Lie
Name: Eric Lie
Title: Type B Manager

Signature Page to First Amending Agreement to the Amended and Restated Credit Agreement

THE TORONTO-DOMINION BANK, as Agent

By:	/s/ Andrew Ford
Andrew Ford
Vice President, Loan Syndications-Agency
Authorized Signing Officer

By:
Authorized Signing Officer

Address for Notice:
For Drawdowns, Rollovers, Conversions and Repayments:
The Toronto-Dominion Bank, as Agent
E&Y Tower
222 Bay Street, 15th Floor
Toronto, Ontario M5K 1A2
Attention:	Vice President, Loan Syndications- Agency
Fax:	(416) 982-5535
Email:	tdsagencyadmin@tdsecurities.com

For all other Notices:
The Toronto-Dominion Bank, as Agent
TD Bank Tower
66 Wellington Street West, 9th Floor
Toronto, Ontario M5K 1A2
Attention:	Vice President, Loan Syndications- Agency
Fax:	(416) 982-5535

with a copy to:
Osler, Hoskin & Harcourt LLP
1000 De La Gauchetiére Street West
Suite 2100
Montréal, Québec
H3B 4W5
Attention:	Etienne Massicotte
Fax:	(514) 904-8101
Email:	emassicotte@osler.com

Signature Page to First Amending Agreement to the Amended and Restated Credit Agreement

THE TORONTO-DOMINION BANK, as Revolving Lender

By:	/s/ Frédéric Brunet
Frédéric Brunet, Vice President
Authorized Signing Officer

By:	/s/ Paul Archer
Paul Archer, Managing Director
Authorized Signing Officer

Letter of Credit Commitment: $35,000,000

Address for Notice:
1 Place Ville-Marie
Suite 2315
Montréal, Québec H3B 3M5

Attention:	Paul Archer and Frédéric Brunet
Fax:	(514) 289-0788
Email:	paul.archer@tdsecurities.com
Email:	frederic.brunet@tdsecurities.com

Signature Page to First Amending Agreement to the Amended and Restated Credit Agreement

BANK OF MONTREAL, as Revolving Lender

By:	/s/ Frédéric Poisson
Frédéric Poisson
Directeur général
Managing Director
Authorized Signing Officer

By:	/s/ Nicolas Vanier
Nicolas Vanier
Directeur / Director
Authorized Signing Officer

Address for Notice:
Bank of Montreal
105 St-Jacques, 3rd Floor
Montreal (QC) H2Y 1L6

Attention:	Director
Fax:	(514) 877-7704
Email:	frederic.poisson@bmo.com or
nicolas.vanier@bmo.com

Signature Page to First Amending Agreement to the Amended and Restated Credit Agreement

NATIONAL BANK OF CANADA, as Revolving Lender

By:	/s/ Alexandre Huot
Alexandre Huot
Directeur - Director
Authorized Signing Officer

By:	/s/ Naomi Bilodeau
Naomi Bilodeau, Director
Authorized Signing Officer

Address for Notice:

1155 Metcalfe Street 5th Floor Montreal, Québec H3B 4S9

Attention:	Naomi Bilodeau and Alexandre Huot
Fax:	514-390-7860
Email:	naomi.bilodeau@bnc.ca
alexandre.huot@bnc.ca with a copy to
CCMMontrealAdmin@bnc.ca

Signature Page to First Amending Agreement to the Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA, as Revolving Lender

By:	/s/ David Loewen
Authorized Signing Officer

By:	/s/ Olivier Hendrick
Authorized Signing Officer

Address for Notice:

1002 Sherbrooke Street West Suite 900 Montreal. Québec H3A 3L6

Attention:	David Loewcn and Olivier Hendrick
Fax:	514-499-5504
Email:	david.loewen@scotiabank.com
olivier.hendrick@scotiabank.com

Signature Page to First Amending Agreement to the Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as Revolving Lender

By:	/s/ Alexandre Charron
Authorized Signing Officer

By:
Authorized Signing Officer

Address for Notice:
1 Place Ville Marie 6e étage, aile nord Montreal, Québec H3B 1Z5
Attention:	Alexandre Charron
Fax:	514-874-3896
Email:	alexandre.charron@rbc.com

Signature Page to First Amending Agreement to the Amended and Restated Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, as Revolving Lender

By:	/s/ Valeria Ursu
Valeria Ursu
Senior Manager National Accounts
Authorized Signing Officer

By:	/s/ Michel Tolédano
Michel Tolédano
Director and Team Leader National Accounts
Authorized Signing Officer

Address for Notice:
1155 René-Lévesque O. Bureau 300 Montréal, QC, H3B 4P9

Attention:	Valeria Ursu
Fax:	514-876-2374
Email:	Valeria.ursu@cibc.com

Signature Page to First Amending Agreement to the Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A., CANADIAN BRANCH, as Revolving Lender

By:	/s/ Michel Sirois
Michel Sirois, Vice-President

By:
Authorized Signing Officer

Address for Notice:
1250 René-Lévesque Blvd West Suite 2100 Montreal, Quebec H3A 3L6

Attention:	Michel Sirois
Fax:	N/A
Email:	michel.sirois@wellsfargo.com

Signature Page to First Amending Agreement to the Amended and Restated Credit Agreement

LAURENTIAN BANK OF CANADA, as Revolving Lender

By:	/s/ [Illegible]
Authorized Signing Officer

By:	/s/ Guylaine Couture
Authorized Signing Officer

Address for Notice:
1981 McGill College Ave. Suite 1500 Montreal, QC H3A 3K3

Attention:	Guylaine Couture
Fax:	514-284-4551
Email:	guylaine.couture@banquelaurentienne.ca

Signature Page to First Amending Agreement to the Amended and Restated Credit Agreement